Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Hunt Petroleum Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-68775, 333-69977, 333-37668, 333-81849, 333-91460, 33-55784, 333-120540 and 333-152016) and on Form S-3 (No. 333-122767, 333-123402 and 333-135136) of XTO Energy Inc. of our report dated September 16, 2008, with respect to the statement of revenues and direct operating expenses of the oil and gas properties acquired by XTO Energy Inc. from Hunt Petroleum Corporation; Hassie Hunt Exploration Company; Hassie Hunt Production Company; Haroldson L. Hunt, Jr. Trust Estate; Margaret Hunt Trust Estate; Lyda Hunt Margaret Trusts-Al G. Hill, Jr.; Lyda Hunt Margaret Trusts-Lyda Hill; Lyda Hunt Margaret Trusts-Alinda Hunt Hill; Wikerts, L.P.; Bushhill, L.P.; and AGH Energy, LLC (collectively the Properties), pursuant to the definitive merger agreement dated June 9, 2008 between the Properties and XTO Energy Inc., for the year ended December 31, 2007, which report appears in the Form 8-K of XTO Energy Inc. dated November 13, 2008.

KPMG LLP

Dallas, Texas

November 13, 2008